EXHIBIT 32.2
Certification Pursuant to Rule 13a-14(b) or Rule 15d-14(b)
of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350
I, Michael Luetkemeyer, hereby certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that the Quarterly Report on Form 10-Q of TranS1 Inc. for the quarterly period ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of TranS1 Inc.

Date: November 30, 2007	/s/ Michael Luetkemeyer
Michael Luetkemeyer
Chief Financial Officer

This certification accompanies the Quarterly Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.